UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2012
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3274	FLORIDA POWER CORPORATION d/b/a Progress Energy Florida, Inc. 299 First Avenue North St. Petersburg, Florida 33701 Telephone: (727) 820-5151 State of Incorporation: Florida	59-0247770

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01  Other Events.

    Progress Energy, Inc. issued a press release on January 20, 2012 regarding a settlement agreement filed with the Florida Public Service Commission concerning the Crystal River Nuclear Plant outage, the proposed Levy County nuclear project and related rate issues. A copy of this release is being filed as Exhibit 99.1 to this Form 8-K. The Company also distributed a communication to analysts providing further details of the settlement agreement. A copy of this communication is being filed as Exhibit 99.2 to this Form 8-K.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d)	EXHIBITS.

99.1	Press Release dated January 20, 2012 with respect to a settlement agreement filed with the Florida Public Service Commission.

99.2	Communication distributed to analysts with respect to a settlement agreement filed with the Florida Public Service Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. and FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrants

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary Progress Energy, Inc. Corporate Secretary Florida Power Corporation d/b/a Progress Energy Florida, Inc.

Date:  January 23, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 20, 2012 with respect to a settlement agreement filed with the Florida Public Service Commission.

99.2	Communication distributed to analysts with respect to a settlement agreement filed with the Florida Public Service Commission.